Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference into the Form S-8 Registration Statement of Community Bancshares, Inc. (Registration No. 333-46231) of our report dated March 10, 1999, appearing in the Annual Report on Form 10-KSB of Community Bancshares, Inc. for the year ended December 31, 1998.


                                      /s/ Francis & Co., CPAs


Atlanta, Georgia
March 30, 199